INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Balance Sheet as of March 31, 2019

Unaudited Pro Forma Combined Income Statement for the six months ended March 31, 2019

Unaudited Pro Forma Combined Income Statement for the fiscal year ended 2018

Notes to Unaudited Pro Forma Combined Financial Information

F5 NETWORKS UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following unaudited pro forma combined balance sheet as of March 31, 2019 is based on the historical balance sheets of F5 Networks and Nginx and have been prepared to reflect the acquisition and related cash payments as if the acquisition had been consummated on March 31, 2019. The unaudited pro forma combined income statement for the six months ended March 31, 2019 combines F5 Networks and Nginx's historical consolidated income statements as if the acquisition had been consummated on October 1, 2017. The unaudited pro forma combined income statement for fiscal year 2018 combines F5 Networks consolidated income statement for the year ended September 30, 2018 with Nginx’s consolidated income statement for the year ended December 31, 2018 as if the acquisition had been consummated on October 1, 2017. The unaudited pro forma consolidated income statements for the six months ended March 31, 2019 and for fiscal 2018 both include Nginx’s consolidated income statement for the three month period ended December 31, 2018. The following table reflects the results of Nginx for the three months ended December 31, 2018 (in thousands):

Nginx
3 months ended
December 31, 2018
Net revenues	$7,725
Net income	$(6,510)
There were no unusual charges or adjustments to gross profit, selling and marketing expenses, and operating income for the three months ended December 31, 2018. In addition, the amounts above are presented under ASC 605 as the impacts of the adoption of ASC 606 on the period are immaterial.
The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the acquisition had been completed on an earlier date, and should not be taken as representative of future consolidated results of operations or financial condition of F5 Networks. Preparation of the unaudited pro forma combined financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments, such as purchase accounting adjustments, which include, among others, amortization charges from acquired intangible assets. The unaudited pro forma combined financial information also reflects adjustments to certain financial statement line items included in Nginx historical presentation to align with the corresponding financial statement line items included in F5 Network's historical presentation. The reclassifications had no impact on the historical results of operations, net income, total assets, liabilities, or stockholders' equity reported by F5 Networks or Nginx.
The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of F5 Networks and Nginx (included in Exhibits 99.1 and 99.2) and other financial information pertaining to F5 Networks included in its respective annual reports on Form 10-K and quarterly reports on Form 10-Q.

F5 Networks, Inc.
Unaudited Pro Forma Combined Balance Sheet
(in thousands)

	Historical
			Pro Forma
	F5 Networks	Nginx	Adjustments		Pro Forma
	March 31, 2019	March 31, 2019	(Note 3)		Combined

ASSETS
Current assets
Cash and cash equivalents	$726,662	$31,997	$(643,528)	(a)	$115,131
Short-term investments	587,115	—	—		587,115
Accounts receivable, net of allowances	321,484	7,875	(569)	(f)	328,790
Inventories	33,463	—	—		33,463
Other current assets	138,736	1,776	2,438	(f)	142,950
Total current assets	1,807,460	41,648	(641,659)		1,207,449
Property and equipment, net	208,221	1,819	3	(f)	210,043
Long-term investments	301,357	—	—		301,357
Deferred tax assets	21,551	1,423	8,934	(d)	31,908
Goodwill	555,965	—	509,414	(c)	1,065,379
Other assets, net	95,682	4,216	85,084	(b),(f)	184,982
Total assets	$2,990,236	$49,106	$(38,224)		$3,001,118

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$68,156	$754	$327	(f)	$69,237
Accrued liabilities	197,295	4,696	(661)	(f)	201,330
Deferred revenue	809,336	10,140	(7,167)	(f)	812,309
Total current liabilities	1,074,787	15,590	(7,501)		1,082,876
Other long-term liabilities	95,530	8	(8)	(f)	95,530
Deferred revenue, long-term	352,109	3,505	(2,478)	(f)	353,136
Deferred tax liabilities	402	—	—		402
Total long-term liabilities	448,041	3,513	(2,486)		449,068
Commitments and contingencies
Shareholders’ equity
Preferred stock shares issued and outstanding	—	103,803	(103,803)	(e)	—
Common stock shares issued and outstanding	29,401	4,969	(3,203)	(e),(f)	31,167
Accumulated other comprehensive (loss) income	(19,341)	14	(14)	(e)	(19,341)
Retained earnings (accumulated deficit)	1,457,348	(78,783)	78,783	(e)	1,457,348
Total shareholders’ equity	1,467,408	30,003	(28,237)		1,469,174
Total liabilities and shareholders’ equity	$2,990,236	$49,106	$(38,224)		$3,001,118
See accompanying notes to the unaudited pro forma combined financial information.

F5 Networks, Inc.
Unaudited Pro Forma Combined Income Statements
(in thousands, except per share amounts)

	Historical
	F5 Networks	Nginx	Pro Forma
	6 months ended	6 months ended	Adjustments		Pro Forma
	March 31, 2019	March 31, 2019	(Note 3)		Combined
Net revenues
Products	$471,736	$12,724	$—		$484,460
Services	616,929	4,114	—		621,043
Total	1,088,665	16,838	—		1,105,503
Cost of net revenues
Products	85,957	—	4,464	(g)	90,421
Services	88,935	1,340	468	(j)	90,743
Total	174,892	1,340	4,932		181,164
Gross profit	913,773	15,498	(4,932)		924,339
Operating expenses
Sales and marketing	335,213	19,114	6,704	(h),(j)	361,031
Research and development	188,352	4,751	1,186	(j)	194,289
General and administrative	89,199	5,576	220	(j)	94,995
Loss on fixed asset disposition	—	15	—		15
Total	612,764	29,456	8,110		650,330
Income (loss) from operations	301,009	(13,958)	(13,042)		274,009
Other income, net	14,529	244	—		14,773
Income (loss) before income taxes	315,538	(13,714)	(13,042)		288,782
Provision (benefit) for income taxes	68,546	(516)	(2,739)	(i)	65,291
Net income (loss)	$246,992	$(13,198)	$(10,303)		$223,491

Net income per share — basic	$4.12				$3.73
Weighted average shares — basic	59,954				59,954

Net income per share — diluted	$4.09				$3.70
Weighted average shares — diluted	60,374				60,374
See accompanying notes to the unaudited pro forma combined financial information.

F5 Networks, Inc.
Unaudited Pro Forma Combined Income Statements
(in thousands, except per share amounts)

	Historical
	F5 Networks	Nginx	Pro Forma
	12 months ended	12 months ended	Adjustments		Pro Forma
	September 30, 2018	December 31, 2018	(Note 3)		Combined
Net revenues
Products	$960,108	$20,180	$—		$980,288
Services	1,201,299	5,364	—		1,206,663
Total	2,161,407	25,544	—		2,186,951
Cost of net revenues
Products	181,061	—	8,929	(g)	189,990
Services	180,420	2,276	846	(j)	183,542
Total	361,481	2,276	9,775		373,532
Gross profit	1,799,926	23,268	(9,775)		1,813,419
Operating expenses
Sales and marketing	664,135	32,475	12,489	(h),(j)	709,099
Research and development	366,084	9,726	2,228	(j)	378,038
General and administrative	160,382	8,269	439	(j)	169,090
Restructuring charges	18,426	—	—		18,426
Total	1,209,027	50,470	15,156		1,274,653
Income (loss) from operations	590,899	(27,202)	(24,931)		538,766
Other income, net	12,861	89	—		12,950
Income (loss) before income taxes	603,760	(27,113)	(24,931)		551,716
Provision (benefit) for income taxes	150,071	(210)	(5,236)	(i)	144,625
Net income (loss)	$453,689	$(26,903)	$(19,695)		$407,091

Net income per share — basic	$7.41				$6.65
Weighted average shares — basic	61,262				61,262

Net income per share — diluted	$7.32				$6.56
Weighted average shares — diluted	62,013				62,013
See accompanying notes to the unaudited pro forma combined financial information.

Notes to F5 Networks Unaudited Pro Forma Combined Financial Statements

1. Basis of Presentation
On May 8, 2019, F5 Networks completed its previously announced merger with Nginx whereby Nginx became a wholly-owned subsidiary of F5 Networks in a transaction accounted for using the purchase method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, "Business Combinations." Under this method of accounting, the total purchase price, including transaction costs of approximately $19.0 million, was approximately $643.2 million.
Under the terms of the Merger Agreement, on the effective date of the merger, each Nginx unvested stock option was converted into an option to purchase F5 Networks common stock and F5 Networks assumed that stock option in accordance with the terms of the applicable Nginx stock option plan and terms of the stock option agreement relating to that Nginx stock option. Based on Nginx’s stock options outstanding at May 8, 2019, F5 Networks converted options to purchase approximately 2.1 million shares of Nginx common stock into options to purchase approximately 216,000 shares of F5 Networks common stock.
Under the terms of the Merger Agreement, on the effective date of the merger, each Nginx unvested restricted stock unit (RSU) was converted into a F5 Networks RSU and F5 Networks assumed that RSU in accordance with the terms of the applicable Nginx RSU plan and terms of the RSU agreement relating to that Nginx RSU. Based on Nginx’s RSUs outstanding at May 8, 2019, F5 Networks converted approximately 470,000 Nginx RSUs to approximately 38,000 F5 Networks RSUs.
The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the Acquisition had been completed on an earlier date, and should not be taken as representative of future consolidated results of operations or financial condition of F5 Networks. Preparation of the unaudited pro forma combined financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments, such as purchase accounting adjustments, which include, among others, amortization charges from acquired intangible assets.
The unaudited pro forma combined balance sheet as of March 31, 2019 is based on the historical balance sheets of F5 Networks and Nginx and have been prepared to reflect the acquisition and related cash payments as if the acquisition had been consummated on March 31, 2019. The unaudited pro forma combined income statement for the six months ended March 31, 2019 combines F5 Networks and Nginx’s historical consolidated income statements as if the acquisition had been consummated on October 1, 2017. The unaudited pro forma combined income statement for fiscal year 2018 combines F5 Networks consolidated income statement for the year ended September 30, 2018 with Nginx’s consolidated income statement for the year ended December 31, 2018 as if the acquisition had been consummated on October 1, 2017. The unaudited pro forma combined income statement for the six months ended March 31, 2019 includes three months of revenue recognized under ASC 605 and three months under ASC 606 for Nginx as the Company adopted the new revenue recognition standard on January 1, 2019. The adoption of ASC 606 would not have had a material impact on the three months ended December 31, 2018.
The pro forma information does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements.

Notes to F5 Networks Unaudited Pro Forma Combined Financial Statements (Continued)

2. Calculation of Purchase Price Consideration and Purchase Price Allocation
Calculation of Purchase Price Consideration
The fair value of consideration transferred on the closing date includes the value of cash consideration and vested equity awards attributable to pre-combination service. The purchase price is calculated as follows (in thousands):

Cash consideration paid for outstanding common and preferred stock of NGINX as of May 8, 2019	$624,197
Cash consideration paid by F5 for transactions costs incurred by NGINX shareholders	18,977
Total cash consideration	$643,174
Vested equity awards attributable to pre-combination service	1,766
Other transaction adjustments	(1,732)
Total purchase price consideration	$643,208
Preliminary Purchase Price Allocation
Under the acquisition method of accounting the total purchase price has been allocated to Nginx’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair value at May 8, 2019. Management of F5 Networks has allocated the purchase price to the fair value of certain assets and liabilities of Nginx purchased in the business combination. Based upon the valuation the total purchase price was allocated as follows (in thousands):

Assets acquired
Cash and cash equivalents	$29,911
Fair value of tangible assets:
Accounts receivable	7,306
Other current assets	4,214
Property and equipment, net	1,822
Deferred tax assets	10,357
Intangible assets	89,300
Goodwill	509,414
Total assets acquired	$652,324
Liabilities assumed
Accounts payable	$(1,081)
Deferred revenue	(4,000)
Other liabilities	(4,035)
Total liabilities assumed	$(9,116)
Net assets acquired	$643,208
The allocation of the purchase price and the estimated useful lives associated with certain assets is as follows (in thousands):

		Estimated
	Amount	Useful Life
Net tangible assets	$44,494	—
Identifiable intangible assets:
Developed technologies	62,500	7 years
Customer relationships	12,000	15 years
Trade name	14,500	7 years
Non-competition agreements	300	2 years
Goodwill	509,414	—
Total purchase price	$643,208

Notes to F5 Networks Unaudited Pro Forma Combined Financial Statements (Continued)

Identifiable intangible assets. Developed technologies relate to the Nginx products that have reached technological feasibility and include processes and trade secrets acquired or developed through design and development of the products. Customer relationships represent existing contracts that relate primarily to underlying customer relationships. Trade name primarily relates to the Nginx brand, which is highly recognized in the DevOps community and extensive open source user base. Non-competition agreements relates to agreements with certain former employees. Acquired intangible assets are amortized using the straight-line method over the estimated useful lives of the assets.
Goodwill. Approximately $509.4 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350, "Intangibles - Goodwill and Other," goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. Tax deductible goodwill based on the Company's preliminary calculation is $437.4 million.
3. Pro forma adjustments
The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)
Reflects the use of the combined company cash balance, including the cash consideration paid to Nginx shareholders, and transaction costs for both Nginx and F5 Networks to close the Merger, as discussed in Note 2.

(b)	Adjustment to record the fair value of Nginx’s identifiable intangible assets of $89.3 million.

(c)	Adjustment to record goodwill of $509.4 million.

(d)
Reflects the deferred tax impact associated with the incremental differences in book and tax basis created from the purchase price allocation. Deferred taxes associated with fair value adjustments reflect the statutory tax rates in the various jurisdictions where the taxes subject to adjustment are incurred.

(e)
Adjustment to eliminate Nginx’s historical equity and convertible preferred stock. Amounts reported for Nginx preferred stock and common stock in the pro forma balance sheet do not tie to the stand alone balance sheet in Exhibit 99.2 because additional paid-in capital is reported as a separate line item in the stand alone balance sheet.

	March 31, 2019
	Preferred Stock	Common Stock
Par value	$28	$10
Additional paid-in capital	103,775	4,959
	$103,803	$4,969

(f)	Adjustment to acquired tangible net assets to reflect the fair value.

(g)	Adjustment to record amortization of developed technology of approximately $4.5 million and $8.9 million for the six months ended March 31, 2019 and for fiscal 2018, respectively.

(h)
Adjustment to record amortization of trade name, customer relationships and non-competition agreements of approximately $1.5 million and $3.0 million for the six months ended March 31, 2019 and for fiscal 2018, respectively.

(i)	Adjustment to reflect the statutory tax rate from combined operations.

(j)
Adjustment to reflect the share-based compensation expense for the post-combination portion of Nginx’s equity awards assumed by F5 Networks. The new share-based compensation expense is amortized on a straight-line basis over the remaining vesting periods. The following table reflects the fair value of the Company’s replacement equity awards to be recognized over the period for which the post-combination service of Nginx’s employees is required:

	Six months ended March 31, 2019	Year ended September 30, 2018
Cost of net service revenues	$468	$846
Sales and marketing	5,400	9,882
Research and development	1,381	2,617
General and administrative	355	709
	$7,604	$14,054

Notes to F5 Networks Unaudited Pro Forma Combined Financial Statements (Continued)

The following table reflects the adjustments to eliminate share-based compensation expense recognized by Nginx for the following periods:

	Six months ended March 31, 2019	Year ended December 31, 2018
Sales and marketing	$(207)	$(414)
Research and development	(195)	(389)
General and administrative	(135)	(270)
	$(537)	$(1,073)